Exhibit 10.1
EMPLOYMENT AGREEMENT
This Employment Agreement is made and entered into as the 15th of December, 2005, by and between Regent Worldwide Sales, LLC, a Texas limited liability company (the “Company”), and Tony Shyngle (“Employee”).
Whereas, the Company desires to assure that the Company retains the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Company are valuable to the Company.
Now, therefore, the Company and Employee agree as follows:
1. Position and Duties.
1.1 The Company hereby employs Employee as Executive Vice President -Accounting of the Company during the term of this Agreement, with powers and duties consistent with such position. Employee may also be an executive of other affiliated companies, and as such the Company may be reimbursed for an allocable share of compensation. Employee shall report to Stephen P. Jarchow and Paul Colichman. Employee shall, during the term of this Agreement, perform such additional or different duties, and accept the election or appointment to such other offices or positions, as may mutually be agreeable to Employee and the Company.
1.2 Employee shall devote his full working time to the promotion of the Company’s business and welfare, and use his best effort to promote the Company’s products and services. During the term of his employment with the Company, Employee will not accept any other employment or engage in any manner, directly or indirectly, in any other business. Employee shall perform such duties and responsibilities incidental to his employment as may from time to time be requested by the Company and shall faithfully observe the Company’s policies and procedures.
2. Compensation and Benefits.
2.1 Generally: Base Salary. For the services to be rendered by Employee here under, Employee shall receive the following compensation and benefits, payable as earned, in the intervals indicated, and prorated for any partial year:
(a) Commencing December 15, 2005, an annual salary of one hundred eighty-five thousand dollars ($185,000), increasing to two hundred thousand ($200,000) on January 1, 2007, two hundred twenty-five thousand ($225,000) on January 1, 2008 and two hundred fifty-thousand ($250,000) on January 1, 2009 (the “Base Salary”). The Base Salary shall be payable no less frequently than bi-weekly. The Company may deduct from each installment of the Base Salary an amount sufficient to cover applicable federal, state and/or local income tax withholdings, old age and survivors and other social security payments, state disability insurance premiums and any other amounts which the Company is required to withhold by applicable law.
(b) Employee shall receive a bonus of $50,000 upon the initial funding of a new-credit facility for the Company, replacing and repaying its Octagon facility. The bonus shall be paid within sixty (60) days of the funding of the applicable financing. Employee shall be eligible for a discretionary bonus upon the close of each complete calendar year. Employee shall be eligible to participate in any employee stock ownership or option plan of the company.

2.2 Fringe Benefits. Employee shall receive the following fringe benefits from the Company during the Term:
(a) Two weeks of vacation and five personal days, paid, during each year (as used in this paragraph, a “year” shall be the date which is 12 months following the date of commencement of the Term under this Agreement and each 12-month period thereafter). Any such vacation or personal days shall be taken at times in accordance with the policies of Company, unless approved otherwise by Company, or if not taken in any year shall be accrued and carried forward in accordance with the policies of Company generally for its employees.
(b) Company shall pay 100% of the premium payable with respect to the health insurance plan (including but not limited to medical and dental coverage) selected by Employee in accordance with the Company policy as from time to time in effect. In addition, Employee shall be permitted during the term hereof, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, 40IK, similar benefits or other fringe benefits of which may be available to executive officers of the Company.
(c) Reimbursement for all reasonable costs and expenses incurred in connection with the performance of Employee’s duties and obligations under this Agreement, and which are consistent with the policies of the Company for executive officers. Reasonable costs and expenses may include, without limitation, expenses for lodging and travel, entertainment expenses, and expenses related to attendance at trade and business organization conventions, including domestic and international film festivals and markets, and membership in such other organizations as may benefit or promote the business of the Company. Such reimbursement shall be paid within 15 business days following presentation of expense statements or vouchers with such supporting information the Company may reasonably require.
3. Term.
3.1 The term of this Agreement (the “Term”) shall commence on December
15, 2005 and shall terminate upon the first to occur of the following events:
(i) December 15, 2009 (unless extended as set forth in Section 3.2 hereof);
(ii) the death or permanent disability of Employee as defined in
Section 5.1 hereof; (iii) the discharge of Employee for Cause as defined in Section 5.2 (a); (iv) the termination by Employee for Good Reason as defined in Section
5.3 hereof; or (v) mutual agreement between Employee and the Company.
3.2 The Company shall have the option, although not the obligation, to extend this Agreement for an additional 12 months, terminating December 15, 2010. Such option shall be exercised in writing on or before September 1, 2009.

4. Covenant Not to Solicit or Hire Employees or Customers. During the Term and for 12 months thereafter, Employee shall not, directly or indirectly, solicit or induce any of the Company’s employees to terminate their employment with the Company, hire or cause any of the then current employees of the Company to be hired by any other company, or solicit or assist in soliciting any business from any of the then current customers of the Company on behalf of Employee or any other company.
5. Termination.
5.1 Termination Due to Disability, etc. The Company may, by written notice of Employee, terminate his employment under the Agreement as of date of that notice if Employee shall fail or be unable to perform his duties as the result of any physical or mental disability for 90 consecutive days or during any 210 days in any 240 day period (a “Permanent Disability”). Employee’s employment under this Agreement shall terminate automatically upon Employee’s death or adjudication of incompetence.
5.2 Termination By Company for Cause. By complying with the provision of Section 5.2 (b) hereof, the Company may terminate Employee’s employment under this Agreement for “Cause”.
(a) For purposes of this Agreement, “Cause” shall mean: (i) fraud, embezzlement or conviction of or the pleading guilty or no contest to any felony or to any misdemeanor involving dishonesty; (ii) gross negligence or willful failure of Employee to perform his duties hereunder, and (iii) any material breach by Employee of his covenants or obligations under this Agreement.
(b) If any one or more of the events enumerated under (a) above shall occur, the Company shall provide written notice (the “Warning Notice”) to Employee of its intention to terminate this Agreement for Cause, the basis of such Cause, and the steps which the Company believes should be taken by the Employee to correct and cure the same. Unless Employee, within 30 days following receipt of the Warning Notice, substantially corrects and cures all matters delineated in the Warning Notice to Company’s reasonable satisfaction or if the matters set forth in the Warning Notice are not reasonably susceptible of being so cured or corrected within such 30-day period, the Company may terminate this Agreement so that the Company shall have no further obligation to Employee except as set forth in Section 5.4 hereof, by delivering a notice of termination of Employee, which notice of termination shall be effective as of the date of delivery of such notice.
5.3 Termination By Employee for Good Reason. Employee may terminate this Agreement at any time for “Good Reason” by delivery of written notice to the Company of his intention to terminate. Such notice shall specify the Good Reason and the reasonable steps for the Company to cure as provided herein. Termination shall be effective at the expiration of the 30 day cure period following receipt of Employee’s notice, unless the Company, as applicable, shall have cured the Good Reason, or unless the Company shall have commenced reasonable steps to cure the Good Reason. For purposes of this Agreement, “Good Reason” shall be limited to, a material breach of this Agreement by the Company, relocation as defined in Section 6 or the filing of bankruptcy protection or reorganization by the Company. No breach referred to herein shall constitute Good Reason if the Company shall have cured all matters within 30 days following written notice from Employee, or if such matters are not reasonably susceptible of being cured or corrected within such 30 day period, the Company shall have instituted appropriate action to cure and correct such matters and thereafter pursue the same diligently to completion, or if, despite reasonable efforts by the Company, such matters may not be reasonably cured.

5.4 Payments Upon Termination.
(a) In the event Employee is terminated for Cause, the Company shall pay to Employee all accrued and unpaid Base Salary and Bonus, all accrued and unpaid vacation and personal days and other accrued and unpaid benefits set forth herein to the date of termination, reimbursement of expenses prior to the date of termination in accordance with the provisions of this Agreement; continued insurance benefits under such circumstances and for such periods of time as are mandated by applicable state and federal law; and such other benefits or entitlements that are deemed to be vested pursuant to the provisions of the Employee Retirement Income Security Act of 1974, as from time to time amended, and any regulations promulgated pursuant thereto, and all other amounts payable hereunder, including but not limited to, incentive compensation, shall immediately cease. Such benefits shall be payable in accordance with the provision therefore in this Agreement, or with regard to benefits for which no provision is made, promptly following termination of employment.
(b) In the event Employee is terminated by the Company without Cause, or if the Employee terminates this Agreement for Good Reason, then, in addition to the payments due to Employee under Section 5.4 (a), and as Employee’s sole and exclusive remedy, the Company shall pay to Employee his Base Salary for a term of six (6) months from the date of termination.
6. Relocation. Employee’s office shall be located at the principal executive office of the Company in Los Angeles, California, except for required business travel consistent with Employee’s position. The Company covenants and agrees that it will not require Employee to move from the Employee’s present offices to any location in excess of thirty miles from Los Angeles, California during the Term of this Agreement without Employee’s prior written consent.
7. Confidential Information. Employee acknowledges that the information and data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. Therefore Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee’s own account any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee’s acts or omissions to act, or unless such information is required to be disclosed in connection with an administrative or judicial proceeding. That in such a case, Employee agrees to notify the Company of the Confidential Information to be disclosed sufficiently in advance of such disclosure, and agrees, if requested, to use reasonable efforts to cooperate with the Company in seeking a protective order for such information at the Company’s expense. Employee shall deliver to the Company at his termination or the end of the Term, or at any time the Company may request, all “documents"' and “writings”, as defined in the California Evidence Code, and copies thereof, relating to the Confidential Information, work product or the business of the Company which Employee may possess or have under his control. In the event of the breach or a threatened breach by Employee of any of the provisions of this Section 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Employee acknowledges and agrees that the covenant under this Section 7 shall apply during the Term and for a period of one year after the expiration of the Term regardless of the reason for termination of Employee’s employment.
8. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements of the parties with respect to the subject matter hereof. This Agreement may not be changed or amended except in writing signed by the parties and approved by the Company.
9. Governing Law. This Agreement shall be subject to, and be governed by, the laws of the State of California.
10. Assignment. Employee may not assign, transfer or convey this Agreement or any interest therein. This Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to, with the prior written consent of Employee, and shall be binding upon and inure to the benefit of, any successor of the Company, but any such assignment shall not relieve the Company of any of its obligations. The term “successor” shall mean any corporation or other business entity which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of the Company.
11. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.
12. Waiver. Waiver by either party of breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
13. Counterparts. This Agreement shall be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall be constitute one and the same Agreement.
14. Notice. Any notice required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified United States mail, postage and fees prepaid, to the addresses of the parties set forth below, or such other address as shall be furnished by notice hereunder by any such party:

THE COMPANY	Regent Worldwide Sales, LLC
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024
Attn: Stephen P. Jarchow

EMPLOYEE	Tony Shyngle
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024
No failure or refusal to accept delivery of any envelope containing such notice shall affect the validity of such notice or the giving thereof.
IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date and year first above written.

REGENT WORLDWIDE SALES, LLC	EMPLOYEE

By: Stephen P. Jarchow

July 18, 2007
Mr. Tony Shyngle
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024
Dear Tony:
With reference to your Employment Agreement entered into as of the 15th of December 2005, the Company is changed to “Here Networks L.L.C.” and your position is changed to “Senior Vice President - Finance and Operations.” All other terms of the Employment Agreement remain in effect.
Sincerely,
Stephen P. Jarchow
AGREED AND ACCEPTED:

10990 Wilshire Boulevard, Penthouse     Los Angeles, California 90024
T: 310-806-4288     F: 310-806-4268

July 6, 2009
Mr. Tony Shyngle
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024
Dear Tony:
With reference to your Employment Agreement entered into as of the 15th of December 2005, we would like to extend your employment under Section 3.2 thereof to December 15, 2010. Thank you for your excellent effort in 2009. We look forward to discussing a new contract with you next year.
Sincerely,
Stephen P. Jarchow
on behalf of Here Networks L.L.C.
10990 Wilshire Blvd
Penthouse
Los Angeles, CA 90024
Tele: 310.806.4298
Fax: 310.806.4268
www.heretv.com